UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2018

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2018, Bonanza Creek Energy, Inc. (the “Company”) announced Brant H. DeMuth as the new Executive Vice President and Chief Financial Officer and principal financial officer of the Company, effective November 14, 2018, reporting to the Chief Executive Officer of the Company. Effective as of November 14, 2018, Scott A. Fenoglio no longer serves as the principal financial officer of the Company, but he continues to serve as the Company’s Senior Vice President, Finance and Planning.

Mr. DeMuth, 58, previously served as Vice President of Finance and Treasurer at SRC Energy Inc. from October 2014 until November 2018. Prior to joining SRC Energy, Mr. DeMuth served as Interim Chief Financial Officer of DJ Resources, LLC from August 2013 to September 2014 and as Executive Vice President of Strategy and Corporate Development of Gevo, Inc. from June 2011 to May 2013. Mr. DeMuth currently serves on the University of Northern Colorado’s Monfort College of Business Dean’s Leadership Council. Mr. DeMuth is a Charted Financial Analyst and received his M.B.A. in Oil and Gas Finance from the University of Denver and his B.S. in Business Administration from Colorado State University. Mr. DeMuth’s 34 years of management and finance experience in capital markets and the oil and gas industry has led the Board of Directors of the Company to conclude that he has the expertise necessary to serve as the new Executive Vice President and Chief Financial Officer of the Company.

In connection with his appointment, the Company and Mr. DeMuth have entered into an employment agreement (the “Employment Agreement”) providing the following compensation terms: a base salary of $315,000 per year, eligibility to participate in the Company’s 2017 Long Term Incentive Program (“LTIP”) with a target award equal to 150% of his base salary, the Short Term Incentive Program with a target award equal to 75% of his base salary, and the Executive Change in Control and Severance Plan (the “Severance Plan”), providing severance payments and benefits further described below. In addition, upon the commencement of Mr. DeMuth’s employment with us, he will be granted an award of restricted stock units, with a grant-date fair value equal to $650,000, as an inducement to Mr. DeMuth’s hiring as Executive Vice President and Chief Financial Officer and to compensate Mr. DeMuth for forfeited equity compensation from his former employer (the “Inducement RSUs”) and a one-time signing bonus of $100,000. The Inducement RSUs will vest in 20% increments on each of the first through fifth anniversaries of the grant date, subject to Mr. DeMuth’s continued employment with the Company through such date; and will vest in full upon certain qualifying terminations of employment. Mr. DeMuth is also eligible to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other senior executives of the Company.

The Severance Plan provides for certain payments and benefits in the event of a termination of Mr. DeMuth’s employment by the Company other than for “Cause” or by Mr. DeMuth for “Good Reason” (each, as defined in the Severance Plan). In the event of a termination other than for Cause or for Good Reason and not in connection with a “Change in Control” (as defined in the Severance Plan) of the Company, Mr. DeMuth will be eligible to receive (a) a payment equal to the sum of his base salary plus 50% of the greater of either (i) his target annual bonus in the year of termination or (ii) the average of his annual bonuses earned in the two full calendar years prior to termination, (b) accelerated vesting of a pro-rata portion of any then-outstanding performance-based LTIP awards (calculated by assuming target performance metrics are achieved), and (c) continued participation in the Company’s health and welfare plans at active employee rates for 12 months following termination. If, within the 12-month period following a Change in Control of the Company, Mr. DeMuth’s employment is terminated by the Company other than for Cause or Mr. DeMuth terminates his employment for Good Reason, he would be eligible to receive (a) a payment equal to 200% of the sum of his base salary plus 50% of the greater of either (i) his target annual bonus in the year of termination or (ii) the average of his annual bonuses earned in the two full calendar years prior to termination, and (b) continued participation in the Company’s health and welfare plans at active employee rates for 18 months following termination.

Mr. DeMuth’s receipt of the Severance Plan payments and benefits is contingent upon execution and non-revocation of a general release of all claims against the Company and its affiliates and continued compliance with the restrictive covenants described in the following paragraph.

The Employment Agreement also contains customary restrictions with respect to the disclosure and use of the Company’s confidential information, and customary assignment of ownership to the Company of work product or inventions developed or conceived by Mr. DeMuth while employed with the Company. In addition, during the term of his employment and for a period of 12 months following Mr. DeMuth’s termination of employment, Mr. DeMuth has agreed not to (a) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (b) solicit, induce, or hire any of the Company’s employees or independent contractors to terminate their employment with the Company, (c) solicit any suppliers or vendors to discontinue or curtail a business relationship with the Company, or (d) disparage the Company or its affiliates.

The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 7.01              Regulation FD Disclosure.

On November 13, 2018, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01              Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Brant H. DeMuth, dated November 12, 2018.
99.1	Press release issued November 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: November 13, 2018	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Secretary